Exhibit 99.1

Contact:	Jennifer Rosa	(216) 429-5037
	Monica Martines	(216) 441-7346

For release Wednesday, May 6, 2009

TFS Financial Corporation Announces Fiscal Quarter Ended March 31, 2009 Financial Results

(Cleveland, OH – May 6, 2009) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, today announced results for the three and six month periods ended March 31, 2009.

The Company reported net income of $5.8 million for the three months ended March 31, 2009, compared to net income of $14.8 million for the three months ended March 31, 2008. Net income of $17.2 million was reported for the six months ended March 31, 2009, compared to net income of $33.6 million for the six months ended March 31, 2008. This decrease is attributable mainly to increases in both the provision for loan losses and non-interest expenses, offset by increases in both net interest income and non-interest income in the current quarter.

Net interest income increased $6.9 million, or 13%, to $60.0 million for the three months ended March 31, 2009 from $53.1 million for the three months ended March 31, 2008. The increase in net interest income resulted from a decrease in the interest received on interest-earning assets, offset by a larger decrease in interest paid on interest-bearing liabilities. The interest rate spread increased 44 basis points to 1.77% for the three months ended March 31, 2009 from 1.33% for the three months ended March 31, 2008. Net interest income increased $9.5 million, or 9%, to $115.5 million for the six months ended March 31, 2009 from $106.0 million for the six months ended March 31, 2008.

The Company recorded a provision for loan losses of $28.0 million for the three months ended March 31, 2009 compared to $4.5 million for the three months ended March 31, 2008. The provisions exceeded net charge-offs of $17.1 million and $2.5 million for the three months ended March 31, 2009 and 2008, respectively. The provision for loan losses was $38.0 million for the six months ended March 31, 2009 compared to $7.5 million for the six months ended March 31, 2008. The provisions exceeded net charge-offs of $22.1 million and $4.5 million for the six months ended March 31, 2009 and 2008, respectively. Of the $22.1 million of net charge-offs for the six months ended March 31, 2009, $17.9 million occurred in the equity loans and lines of credit portfolio. As expected under the expanded loan level evaluations which began June 30, 2008, of equity lines of credit delinquent 90 days or more, net charge-offs related to that portfolio have increased as those delinquencies are resolved. The allowance for loan losses was $59.7 million, or 0.64% of total loans receivable at March 31, 2009, compared to $43.8 million, or 0.47% of total loans receivable at September 30, 2008, and further compared to $28.1 million or 0.33% of total loans receivable at March 31, 2008. Nonperforming loans increased by $48.2 million to $221.1 million, or 2.37% of total loans, at March 31, 2009 from $172.9 million, or 1.86% of total loans, at September 30, 2008, and, further, non-performing loans increased by $84.7 million at March 31, 2009, compared to $136.4 million, or 1.59% of total loans, at March 31, 2008. Of the $48.2 million increase in non-performing loans for the six months ended March 31, 2009, $25.9 million occurred in the residential, non-Home Today portfolio and $12.1 million occurred in the equity loans and lines of credit portfolio. As of March 31, 2009, the equity loans and lines of credit portfolio was $2.91 billion, compared to $2.49 billion, at September 30, 2008.

Non-interest income increased $6.3 million, or 58%, to $17.1 million for the three months ended March 31, 2009 from $10.8 million for the three months ended March 31, 2008. The increase primarily resulted from an increase of $15.1 million in net gain on the sale of loans, offset by a $6.6 million mortgage servicing assets impairment and a $2.2 million increase in the amortization expense of the carrying value of our mortgage loan servicing assets. Historically low mortgage loan interest rates have brought about increased refinancing activity resulting in accelerated mortgage loan paydowns, which increases the amount of amortization and expected future prepayment speeds, which reduce the valuation. The increase in net gain on the sale of loans is attributable to $890.0 million of loan sales for the three months ended March 31, 2009, as compared to $250.7 million for the three months ended March 31, 2008. Lower and declining interest rates generally result in higher gains on sales of loans. Loan sales are used as a means of managing interest rate risk.

Non-interest expense increased $4.7 million, or 13%, to $40.7 million for the three months ended March 31, 2009 from $36.0 million for the three months ended March 31, 2008. The increase primarily resulted from a $3.1 million increase in federal insurance premiums, due to increased federal deposit insurance assessment rates, and to a lesser extent, increased deposit balances. Non-interest expense increased $10.8 million, or 15%, to $81.0 million for the six months ended March 31, 2009 from $70.1 million for the six months ended March 31, 2008.

Total assets decreased by $141.6 million, or 1%, to $10.64 billion at March 31, 2009 from $10.79 billion at September 30, 2008. This change consisted primarily in a decrease in cash and cash equivalents combined with a decrease in investment securities.

Cash and cash equivalents decreased $33.8 million, or 26%, to $98.6 million at March 31, 2009 from $132.4 million at September 30, 2008, and investment securities decreased $106.9 million, or 13%, to $742.0 million at March 31, 2009 from $848.9 million at September 30, 2008, as liquid assets were used to fund loan products, pay down borrowings and repurchase common stock.

Deposits increased $118.2 million, or 1%, to $8.38 billion at March 31, 2009 from $8.26 billion at September 30, 2008. The increase in deposits was the result of a $279.6 million increase in certificates of deposit offset by $77.6 million and $85.2 million decreases in high yield checking and savings accounts (other savings accounts and other NOW accounts), respectively, for the six-month period ended March 31, 2009.

Borrowed funds decreased $337.9 million, or 68%, to $160.1 million at March 31, 2009 from $498.0 million at September 30, 2008, mainly through the success of deposit gathering and the use of cash flows from maturing investments and loan sales.

Shareholders’ equity decreased $70.9 million, to $1.77 billion at March 31, 2009 from $1.84 billion at September 30, 2008. This reflects $17.2 million of net income during the six-month period reduced by $9.3 million in dividends paid on our shares of common stock (other than the shares held by Third Federal Savings, MHC and unallocated ESOP shares) and $85.8 million of repurchases of outstanding common stock during the six-month period. The remainder of the change reflects adjustments related to the allocation of shares of our common stock related to awards under the stock-based compensation plans and the ESOP. Approximately 2.2 million shares were repurchased during the three months ended March 31, 2009, in completing the Company’s third repurchase program. A fourth repurchase program of up to 3.3 million additional shares was approved by the board of directors on March 12, 2009. No shares had been repurchased under this fourth program as of March 31, 2009.

Forward Looking Statements

This press release contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	decreased demand for our products and services and lower revenue and earnings because of a recession;

•	adverse changes and volatility in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

•	future adverse developments concerning Fannie Mae, Freddie Mac or the Federal Home Loan Bank;

•	changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in policy and/or assessment rates of taxing authorities that adversely affect us;

•	changes in policy and/or assessment rates of the Federal Deposit Insurance Corporation;

•	inability of third-party providers to perform their obligations to us;

•	changes in our organization, compensation and benefit plans; and

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	March 31, 2009	September 30, 2008
ASSETS

Cash and due from banks	$40,848	$57,888
Other interest-bearing cash equivalents	57,747	74,491

Cash and cash equivalents	98,595	132,379

Investment securities:
Available for sale (amortized cost $27,538 and $30,861, respectively)	28,011	31,102
Held to maturity (fair value $721,074 and $820,047, respectively)	713,953	817,750

Investment securities	741,964	848,852

Mortgage loans held for sale (includes $184,554 measured at fair value for the period ended March 31, 2009)	205,970	200,670
Loans held for investment, net:
Mortgage loans	9,279,368	9,259,529
Other loans	7,759	7,599
Deferred loan fees, net	(9,034)	(14,596)
Allowance for loan losses	(59,717)	(43,796)

Loans, net	9,218,376	9,208,736

Mortgage loan servicing assets, net	34,873	41,526
Federal Home Loan Bank stock, at cost	35,620	35,620
Real estate owned	13,622	14,108
Premises, equipment, and software, net	66,667	68,112
Accrued interest receivable	39,398	46,371
Bank owned life insurance contracts	154,550	151,294
Other assets	35,245	38,783

TOTAL ASSETS	$10,644,880	$10,786,451

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$8,379,331	$8,261,101
Borrowed funds	160,093	498,028
Borrowers’ advances for insurance and taxes	40,272	48,439
Principal, interest, and related escrow owed on loans serviced	233,169	80,675
Accrued expenses and other liabilities	59,308	54,556

Total liabilities	8,872,173	8,942,799

Commitments and contingent liabilities
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 309,368,750 and 316,233,550 outstanding at March 31, 2009 and September 30, 2008, respectively	3,323	3,323
Paid-in capital	1,676,124	1,672,953
Treasury stock, at cost; 22,950,000 shares at March 31, 2009 and 16,085,200 shares at September 30, 2008	(277,852)	(192,662)
Unallocated ESOP shares	(90,864)	(93,545)
Retained earnings—substantially restricted	470,168	462,190
Accumulated other comprehensive loss	(8,192)	(8,607)

Total shareholders’ equity	1,772,707	1,843,652

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,644,880	$10,786,451

TFS Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2009	2008	2009	2008
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$115,736	$121,101	$237,092	$245,068
Investment securities available for sale	210	502	468	1,060
Investment securities held to maturity	7,540	11,329	16,882	22,965
Federal funds sold	0	4,980	0	13,226
Other interest and dividend earning assets	408	980	856	2,241

Total interest and dividend income	123,894	138,892	255,298	284,560

INTEREST EXPENSE:
Deposits	63,419	85,832	138,133	178,528
Borrowed funds	479	—	1,617	—

Total interest expense	63,898	85,832	139,750	178,528

NET INTEREST INCOME	59,996	53,060	115,548	106,032

PROVISION FOR LOAN LOSSES	28,000	4,500	38,000	7,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	31,996	48,560	77,548	98,532

NON-INTEREST INCOME
Fees and service charges, net of amortization	4,580	6,079	11,016	12,417
Mortgage servicing assets impairment	(6,566)	(29)	(6,568)	(35)
Net gain on the sale of loans	16,370	1,254	19,450	2,454
Increase in and death benefits from bank owned life insurance contracts	1,597	1,605	3,271	3,262
Income (loss) on private equity investments	(463)	87	(1,570)	2,015
Other	1,605	1,824	3,455	3,640

Total non-interest income	17,123	10,820	29,054	23,753

NON-INTEREST EXPENSE:
Salaries and employee benefits	18,618	18,136	38,775	36,491
Marketing services	3,527	3,528	7,052	7,053
Office property, equipment, and software	5,529	4,440	10,882	8,959
Federal insurance premium	3,747	663	5,757	1,294
State franchise tax	1,215	1,663	2,777	2,370
Real estate owned expense, net	2,232	2,036	4,205	2,779
Other operating expenses	5,877	5,550	11,516	11,173

Total non-interest expense	40,745	36,016	80,964	70,119

INCOME BEFORE INCOME TAXES	8,374	23,364	25,638	52,166

INCOME TAX EXPENSE	2,613	8,541	8,389	18,527

NET INCOME	$5,761	$14,823	$17,249	$33,639

Earnings per share—basic and fully diluted	$0.02	$0.05	$0.06	$0.10

Weighted average shares outstanding
Basic	301,523,835	322,542,871	302,488,674	322,433,686
Diluted	301,871,344	322,542,871	302,841,190	322,433,686

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$—	$—		—	$605,971	$4,980		3.29%
Other interest-bearing cash equivalents	1,424	5		1.40%	53,660	532		3.97%
Investment securities	17,891	120		2.68%	45,294	385		3.40%
Mortgage-backed securities	766,330	7,630		3.98%	908,143	11,447		5.04%
Loans	9,771,745	115,736		4.74%	8,448,980	121,101		5.73%
Federal Home Loan Bank stock	35,620	403		4.53%	34,236	447		5.22%

Total interest-earning assets	10,593,010	123,894		4.68%	10,096,284	138,892		5.50%

Noninterest-earning assets	327,678				345,551

Total assets	$10,920,688				$10,441,835

Interest-bearing liabilities:
NOW accounts	$1,050,578	1,860		0.71%	$1,303,663	8,256		2.53%
Savings accounts	1,103,687	3,480		1.26%	1,268,503	10,322		3.25%
Certificates of deposit	6,139,935	58,079		3.78%	5,660,668	67,254		4.75%
Borrowed funds	483,272	479		0.40%	—	—		—

Total interest-bearing liabilities	8,777,472	63,898		2.91%	8,232,834	85,832		4.17%

Noninterest-bearing liabilities	340,252				183,432

Total liabilities	9,117,724				8,416,266
Shareholders’ equity	1,802,964				2,025,569

Total liabilities and shareholders’ equity	$10,920,688				$10,441,835

Net interest income		$59,996				$53,060

Interest rate spread (b)				1.77%				1.33%

Net interest-earning assets (c)	$1,815,538				$1,863,450

Net interest margin (d)		2.27	% (a)			2.10	% (a)

Average interest-earning assets to average interest-bearing liabilities	120.68%				122.63%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Six Months Ended March 31, 2009				Six Months Ended March 31, 2008
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$43	$0		0.86%	$657,703	$13,226		4.02%
Other interest-bearing cash equivalents	1,432	11		1.54%	53,311	1,190		4.46%
Investment securities	17,600	249		2.83%	52,965	984		3.72%
Mortgage-backed securities	789,227	17,101		4.33%	881,416	23,041		5.23%
Loans	9,655,521	237,092		4.91%	8,385,593	245,068		5.84%
Federal Home Loan Bank stock	35,620	845		4.74%	34,233	1,051		6.14%

Total interest-earning assets	10,499,443	255,298		4.86%	10,065,221	284,560		5.65%

Noninterest-earning assets	330,199				350,938

Total assets	$10,829,642				$10,416,159

Interest-bearing liabilities:
NOW accounts	$1,071,478	5,805		1.08%	$1,352,485	19,873		2.94%
Savings accounts	1,123,077	9,246		1.65%	1,181,751	21,209		3.59%
Certificates of deposit	6,106,079	123,082		4.03%	5,672,103	137,446		4.85%
Borrowed funds	428,936	1,617		0.75%	—	—		—

Total interest-bearing liabilities	8,729,570	139,750		3.20%	8,206,339	178,528		4.35%

Noninterest-bearing liabilities	289,238				193,323

Total liabilities	9,018,808				8,399,662
Shareholders’ equity	1,810,834				2,016,497

Total liabilities and shareholders’ equity	$10,829,642				$10,416,159

Net interest income		$115,548				$106,032

Interest rate spread (b)				1.66%				1.30%

Net interest-earning assets (c)	$1,769,873				$1,858,882

Net interest margin (d)		2.20	% (a)			2.11	% (a)

Average interest-earning assets to average interest-bearing liabilities	120.27%				122.65%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.